Exhibit 10.1

Mega Brand Group.

7981 NW 21 Miami Fl 33122

Mbgdistributors@hotmail.com

Ph: 305 593 5558, fax: 309 593 5859

Castor Castineira.

Clotamin/ Winn-Dixie

Product authorization (1 item)	$20.000.00
In Stores DSD, Product Management	$20.000.00
Total amount	$40.000.00

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Payment Method , Wire transfer.

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Bank, JP Morgan Chase

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Address: 10495 NW 12 St, Miami Fl, 33172

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Phone: 305 593 1076

The information located in the documentation is intended solely for Clotamin.

DSD, setting Up date, May 28 2012. Authorize item (8-52284-00200-9).

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Clotamin is being authorize Friday March 30 2012.

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Clotamin will be in 57 stores in WD, region of So Florida.

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DSD service to all WD stores will commence on May 28 2012